NORTHBROOK LIFE INSURANCE COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062

                        Direct Dial Number (847) 402-2400
                            Facsimile (847) 402-4371

Michael J. Velotta
Vice President, Secretary
 and General Counsel

                                  April 9, 2001

TO:            NORTHBROOK LIFE INSURANCE COMPANY
               NORTHBROOK, ILLINOIS  60062

FROM:          MICHAEL J. VELOTTA
               VICE-PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:            FORM S-3 REGISTRATION STATEMENT UNDER
               THE SECURITIES ACT OF 1933
               FILE NO. 333-____

With reference to the Registration Statement on Form S-3 filed by Northbrook Life Insurance Company (the "Company") with the Securities and Exchange Commission covering the Flexible Premium Deferred Annuity Contracts, I have examined such documents and such laws as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 9, 2001:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
-------------------------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel